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                                                                  EXHIBIT 10.7.1

                                                                   US - ISO Form
                                                      FOR USE IN CALIFORNIA ONLY

                NEW ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

                            2000 STOCK INCENTIVE PLAN

                          STOCK OPTION LETTER AGREEMENT

TO:     ____________________

        We are pleased to inform you that you have been selected by the Company to receive a stock option (the "Option") to purchase shares (the "Option Shares") of the Company's Class A Common Stock under the Company's 2000 Stock Incentive Plan (the "Plan"). The terms of the Option are as set forth in this Agreement and in the Plan, a copy of which is attached. The Plan is incorporated by reference into this Agreement, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

        The most important terms of the Option are summarized as follows:


GRANT DATE:               __________ [DATE OF BOARD APPROVAL OF GRANT]

NUMBER OF SHARES:         __________

EXERCISE PRICE:           $ _____ per share

EXPIRATION DATE:          __________ [CHECK APPLICABLE COUNTRY REQUIREMENTS.]

VESTING BASE DATE:        __________

TYPE OF OPTION:           Incentive Stock Option ("ISO")

        VESTING AND EXERCISABILITY: The Option will vest and become exercisable, subject to the aforementioned applicable securities regulations, according to the following schedule:

                                                        PORTION OF TOTAL OPTION
                PERIOD OF CONTINUOUS SERVICE                   WHICH IS
                   FROM VESTING BASE DATE               VESTED AND EXERCISABLE
       One year from Vesting Base Date                          25%
       Each one-month period completed thereafter         An additional 1/48
       Four years from Vesting Base Date                        100%

        TERMINATION OF OPTION: The unvested portion of the Option will terminate automatically and without further notice immediately upon termination (voluntary or involuntary) of your employment or service relationship with the Company or a Related Corporation. The vested portion of the Option will terminate automatically and without further notice on the earliest of the following dates:


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            (a) three months after termination of your employment or service relationship with the Company or a Related Corporation for any reason other than Retirement, Disability or death;

            (b) one year after termination of your employment or service relationship with the Company or a Related Corporation by reason of Retirement, Early Retirement, Disability or death; and

            (c) the Expiration Date;

except, that if the Company or a Related Corporation terminates your services for Cause you will forfeit the unexercised portion of the Option, including vested and unvested shares, on the date you are notified of your termination. If you die while the Option is exercisable, the Option may be exercised until one year after the date of death or the Expiration Date, whichever is earlier.

        IT IS YOUR RESPONSIBILITY TO BE AWARE OF THE DATE YOUR OPTION
TERMINATES.

        ISO QUALIFICATION: The Option is intended to qualify as an ISO under federal income tax law, but the Company does not represent or guarantee that the Option qualifies as such.

        If the aggregate Grant Date fair market value of the shares with respect to which the Option first becomes exercisable during any calendar year (under the Option and all other ISOs you hold) exceeds $100,000, the excess portion will be treated as a nonqualified stock option, unless the Internal Revenue Service changes the rules and regulations governing the $100,000 limit for ISOs. A portion of the Option may be treated as a nonqualified stock option if certain events cause exercisability of the Option to accelerate.

        NOTICE OF DISQUALIFYING DISPOSITION: To obtain certain tax benefits afforded to ISOs you must hold the Option Shares issued upon the exercise of the Option for two years after the Grant Date and one year from the date of exercise. You may be subject to the alternative minimum tax at the time of exercise. You should obtain tax advice when exercising the Option and prior to the disposition of the Option Shares. By accepting the Option, you agree to promptly notify the Company if you dispose of any of the Option Shares within one year from the date you exercise all or part of the Option or within two years from the Grant Date.

        METHOD OF EXERCISE: You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state the election to exercise the Option and the number of Option Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of shares of Common Stock you are purchasing.

        The Company may, in its sole discretion at the time of exercise, require you to sign an agreement, pursuant to which you will grant to the Company certain repurchase and first offer rights to purchase the Option Shares acquired by you upon exercise of the Option.


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        FORM OF PAYMENT: You may pay the Option exercise price, in whole or in part, in cash, by check or, unless the Plan Administrator determines otherwise, by (a) tendering (either actually or by attestation) mature shares of Common Stock (generally, shares you have held for a period of at least six months) having a fair market value on the day prior to the date of exercise equal to the exercise price (you should consult your tax advisor before exercising the Option with stock you received upon the exercise of an incentive stock option); (b) if and so long as the Common Stock is registered under the Securities Exchange Act of 1934, as amended, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price all in accordance with the regulations of the Federal Reserve Board; or (c) such other consideration as the Plan Administrator may permit.

        WITHHOLDING TAXES: As a condition to the exercise of any portion of the Option, you must make such arrangements as the Company may require for the satisfaction of any foreign, federal, state or local withholding or other tax obligations that may arise in connection with such exercise. The Company has the right to retain without notice sufficient shares of stock to satisfy any social or income tax obligation. Unless the Plan Administrator determines otherwise, you may satisfy the withholding obligation by electing to have the Company withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld (up to the minimum required federal tax withholding rate). The Company may also deduct from the shares to be issued upon exercise any other amounts due from you to the Company.

        LIMITED TRANSFERABILITY: During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution, except that nonqualified stock options may be transferred to the extent permitted by the Plan Administrator. The Plan provides for exercise of the Option by a designated beneficiary or the personal representative of your estate.

        REGISTRATION: Your particular attention is directed to Section 16.3 of the Plan, which describes certain important conditions relating to federal, state and foreign securities laws that must be satisfied before the Option can be exercised and before the Company can issue any shares to you. By accepting the Option, you hereby acknowledge that you have read and understand Section
16.3 of the Plan.

        BINDING EFFECT: This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

        LIMITATION ON RIGHTS; NO RIGHT TO FUTURE GRANTS; EXTRAORDINARY ITEM OF
COMPENSATION: By entering into this Agreement and accepting the grant of the Option evidenced hereby, you acknowledge: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when options will be granted, the number of


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Option Shares subject to each option, the option price, and the time or times when each option will be exercisable, will be at the sole discretion of the Company; (d) that your participation in the Plan is voluntary; (e) that the value of the Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (f) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) that the vesting of the Option ceases upon termination of employment or service relationship with the Company for any reason except as may otherwise be explicitly provided in the Plan or this Agreement or otherwise permitted by the Plan Administrator; (h) that the future value of the underlying Option Shares is unknown and cannot be predicted with certainty; and (i) that if the underlying Option Shares do not increase in value, the Option will have no value.

        EMPLOYEE DATA PRIVACY: As a condition of the grant of the option, you consent to the collection, use and transfer of personal data as described in this paragraph. You understand that the Company and/or its Related Corporations hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number or identification number, salary, nationality, job title, any Option Shares or directorships held in the Company, details of all Options or any other entitlement to Option Shares awarded, canceled, exercised, vested, unvested or outstanding in the your favor, for the purpose of managing and administering the Plan ("Data"). You further understand that the Company and/or its Related Corporations will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company, and/or its Related Corporations may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. You understand that these recipients may be located in the United States or elsewhere. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer to a broker or other third party with whom you may elect to deposit any Option Shares acquired upon exercise of the Option such Data as may be required for the administration of the Plan and/or the subsequent holding of Option Shares on your behalf.

        Please execute the following Acceptance and Acknowledgment and return it to the undersigned.

                                            Very truly yours,

                                            NEW ICO GLOBAL COMMUNICATIONS
                                            (HOLDINGS) LIMITED

                                            By
                                               ---------------------------------
                                            Its
                                                --------------------------------


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                          ACCEPTANCE AND ACKNOWLEDGMENT

        I, a resident of the State/Country of ______________, accept the Option described in this Agreement and in the Plan, and acknowledge receipt of a copy of this Agreement and a copy of the Plan. I have read and understand the Plan.


Dated:
       -------------------------------       -----------------------------------
                                             Address

--------------------------------------       -----------------------------------
Taxpayer I.D. Number
                                             -----------------------------------


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